                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ---------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  June 6, 1996
                                                           ------------


                            Atria Software, Inc.
                -----------------------------------------------
             (Exact name of Registrant as specified in its charter)

        Massachusetts                          0-23720                             04-3072943
- - -------------------------------                -------                             ----------
(State or Other Jurisdiction of              (Commission                         (I.R.S. Employer
 Incorporation or Organization)              File Number)                       Identification No.)



20 Maguire Road,
Lexington, Massachusetts                                                           02173
- - ----------------------------------------                                           -----
(Address of Principal Executive Offices)                                         (Zip Code)




     Registrant's telephone number, including area code:  (617) 676-2400
                                                           ----------------


 Total number of sequentially numbered pages in this filing, including exhibits thereto: __

                        Exhibit Index Located on Page __

ITEM 5.    OTHER EVENTS

        On June 6, 1996, Atria Software, Inc. ("Atria") entered into an Agreement and Plan of Merger (the "Merger Agreement") with CST Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Pure Software, Inc. ("Merger Sub"), and Pure Software, Inc., a California corporation ("Pure"). The Merger Agreement is filed as Exhibit 2.1 and is
                                            -----------
incorporated herein by this reference. The information contained in the joint press release of Atria Software and Pure Software, dated June 6, 1996, attached as Exhibit 99.1 is also incorporated herein by this reference.
   ------------

        Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval by stockholders of Pure and Atria), Merger Sub will be merged with and into Atria (the "Merger"). At the effective time of the Merger (the "Effective Time"), the separate existence of Merger Sub will cease to exist and Atria will continue as the surviving corporation and as a wholly-owned subsidiary of Pure (the "Surviving Corporation"). Holders of outstanding shares of Common Stock, $.01 par value, of Atria (the "Atria Common Stock") will receive, in exchange for each share of Atria Common Stock held by them, 1.544615 shares of Pure Common Stock, $.0001 par value, of Pure (the "Pure Common Stock"). In addition, Pure will assume the Atria 1990 Stock Option Plan, 1994 Stock Plan, 1994 Non-Employee Directors Stock Option Plan, and will assume all purchase rights outstanding under the Atria 1994 Employee Stock Purchase Plan. If the Merger is consummated, the Atria Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended and delisted from the Nasdaq National Market.

   The Merger Agreement contains customary representations and warranties on the part of Atria and Pure, and the consummation of the Merger is subject to customary closing conditions, including, without limitation, approval by the stockholders of Atria and Pure, and no event with a material adverse effect with respect to a party or a material shortfall in earnings of a party for the fiscal quarter ending June 30, 1996.

   The Merger Agreement also contains covenants regarding the activities of the parties pending consummation of the Merger. Generally, each of the parties must conduct its business in the ordinary course consistent with past practice.

   Upon the occurrence of (i) the acceptance of a Superior Proposal (as defined below) by Pure or the recommendation of such a Superior Proposal by the Board of Directors of Pure to its stockholders, or (ii) the failure to obtain the required vote by the stockholders of Pure at a meeting of such stockholders
(a "Pure Negative Vote") if prior to such Pure Negative Vote there shall have occurred an Acquisition Proposal (as defined below) with respect to Pure that has been publicly disclosed and not withdrawn, then the Merger Agreement provides for the payment of a break-up fee of $25 million by Pure to Atria. If, however, prior to a Pure Negative Vote the Board of Directors of Pure withholds, withdraws or modifies in a manner adverse to Atria its recommendation in favor of the Merger but the events specified in clauses (i) or (ii) in the previous sentence shall not have occurred then the Merger Agreement provides for the payment of a break-up fee of $15 million by Pure to Atria. A break-up fee of only $5 million must be paid to Atria in the event of a Pure Negative Vote if Pure is not required to make payment of the break-up fees specified in the first two sentences of this paragraph.

   Upon the occurrence of (i) the acceptance of a Superior Proposal (as defined below) by Atria or the recommendation of such a Superior Proposal by the Board of Directors of Atria to its stockholders, or (ii) the failure to obtain the required vote by the stockholders of Atria at a meeting of such stockholders (an "Atria Negative Vote") if prior to such Atria Negative Vote there shall have occurred an Acquisition Proposal (as defined below) with respect to Atria that has been publicly disclosed and not withdrawn, then the Merger Agreement provides for the payment of a break-up fee of $25 million by Atria to Pure. If, however, prior to an Atria Negative Vote the Board of Directors of Atria withholds, withdraws or modifies in a manner adverse to Pure its recommendation in favor of the Merger, but the events specified in clauses (i) or (ii) in the previous sentence shall not have occurred, then the Merger Agreement provides for the payment of a break-up fee of $15 million by Atria to Pure. A break-up fee of only $5 million must be paid to Pure in the event of an Atria Negative Vote if Atria is not required to make payment of the break-up fees specified in the first two sentences of this paragraph.

   As an inducement to Atria to enter into the Merger Agreement, Atria and
Pure entered into a Stock Option Agreement. The stock option (the "Stock Option") entitles Atria to purchase up to 2,646,096 shares (the "Option Shares") of Pure Common Stock under the circumstances specified in the Stock Option Agreement dated June 6, 1996 between Pure and Atria (the "Stock Option Agreement") by exchanging therefor shares of Atria Common Stock at the rate of
 .64741 of a share of Atria Common Stock for each Option Share and/or, at Atria's election, by paying cash of $40.625 per share (the "Exercise Price"). In the event that Atria elects to pay any portion of the Exercise Price in cash, Atria will determine the source of the necessary funds. The Stock Option Agreement is attached hereto as Exhibit 99.5 and is incorporated herein in its entirety by
                   ------------
this reference.  Subject to certain conditions, the Stock Option may be exercised in whole or in part by Atria (i) upon the commencement of a tender or exchange offer for 25% or more of any class of Pure's capital stock, (ii) in the event Pure shall have accepted a Superior Proposal (as such term is defined below) or if Pure's Board of Directors recommends a Superior
Proposal to the stockholders of Pure or (iii) in the event a Pure Negative
Vote if prior to such Pure Negative Vote there shall have occurred an
Acquisition Proposal (as such term is defined below) with respect to Pure which shall have been publicly disclosed and not withdrawn (any of the events specified in clauses (i), (ii) or (iii) of this sentence are referred to herein as an "Exercise Event"). The Stock Option Agreement terminates upon the earlier of (i) at the Effective Time, (ii) 180 days following termination of the Merger Agreement if an Exercise Event shall have occurred on or prior to the date of such termination, and (iii) the date on which the Merger Agreement is terminated if an Exercise Event shall not have occurred on or prior to such date; provided,
                                                                       --------
however, with respect to clause (ii) of this sentence, if the Stock
- - -------

Option Agreement cannot be exercised by reason of any applicable government order shall not have expired or been terminated, then the Stock Option shall not be terminated until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, the Stock Option may not be exercised if Atria is in breach in any material respect of any of its covenants or agreements contained in the Merger Agreement.

   As an inducement to Pure to enter into the Merger Agreement, Pure and
Atria have also entered into a Stock Option Agreement, which entitles Pure to purchase up to 2,149,038 shares of Atria Common Stock under the circumstances specified in the Stock Option Agreement between Atria and Pure by exchanging therefor shares of Pure Common Stock at the rate of 1.544615 shares of Pure Common Stock for each share of Atria Common Stock subject to such option and/or, at Pure's election, by paying cash of $62.75 per share. The foregoing summary of this Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as Exhibit 99.4 and is
                                                      ------------
incorporated herein in its entirety by this reference.

   The term "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving an entity or any subsidiary of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of the Merger Agreement), (ii) the sale of 10% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto) or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

   The term "Superior Proposal" means an unsolicited bona fide Acquisition Proposal which the Board of Directors of an entity in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of the entity from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of the entity (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group, and which is likely to be consummated.

   In addition, at any time during which the Stock Option is exercisable Atria shall have the right to sell to Pure and Pure shall be obligated to purchase from Atria (i) the Stock Option to the extent not previously exercised by Atria (the "Option Agreement

Put") and (ii) the shares of Pure Common Stock, if any, acquired by Atria pursuant to the Option Agreement (the "Option Share Put"). The price that Pure shall be required to pay in connection with the Option Agreement Put shall be equal to the difference between the Market Price (as such term is defined below) for shares of Pure Common Stock as of the date Atria gives notice of its intent to exercise the Option Agreement Put and the Exercise Price, multiplied by the number of shares of Pure Common Stock purchasable pursuant to the Option Agreement, but only if the Market Price is greater than the Exercise Price. The price that Pure shall be required to pay in connection with the Option Share Put shall be the Exercise Price paid by Atria for shares of Pure Common Stock acquired pursuant to the Option Agreement plus the difference between the Market Price and such Exercise Price (but only if the Market Price is greater than the Exercise Price) multiplied by the number of shares of Pure Common Stock so purchased. Notwithstanding the foregoing, in connection with the Option Agreement Put and the Option Share Put, Pure shall not be required to pay Atria an aggregate amount in excess of the sum of (i) $40,000,000 plus (ii) the aggregate Exercise Price paid by Atria for such shares, minus (iii) any break-up fee paid by Pure to Atria. The term "Market Price" means the highest closing sale price of shares of Pure Common Stock on the Nasdaq National Market during the five (5) trading days ending on the trading day immediately preceding the date Atria gives notice of its intent to exercise the Option Agreement Put or the Option Share Put. Pure has also granted Atria certain registration rights that become effective in the event the Stock Option is exercised. The foregoing summary of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as Exhibit 99.5 and is
                                                      ------------
incorporated herein in its entirety by this reference.

   Also as an inducement to Atria to enter into the Merger Agreement, certain stockholders of Pure (collectively, the "Voting Agreement Stockholders")
have entered into a Participation Agreement dated June 6, 1996 (the "Voting Agreement") with Atria. Pursuant to each Voting Agreement, the Voting Agreement Stockholders have agreed to vote the shares of Pure Common Stock owned by them
(i) in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger. The Voting Agreement Stockholders have also agreed if requested by Atria to execute and deliver to Atria an irrevocable proxy granting Atria the authority to vote the shares of Pure Common Stock owned by the Voting Agreement Stockholders in the manner described in the previous sentence. The Voting Agreement terminates upon the earlier to occur of the Effective Time or the termination of the Merger Agreement. Atria did not pay any additional consideration to any Voting Agreement Stockholder in connection with the execution and delivery of the Voting Agreement. The foregoing summary of the Voting Agreement is qualified in its entirety by reference to the copy of the Voting Agreement included as Exhibit 99.3 and is incorporated herein
                                         ------------
in its entirety by reference.

     As an inducement to Pure to enter into the Merger Agreement, certain stockholders of Atria have entered into a Participation Agreement dated June 6, 1996 with Pure, the substance of which is substantially similar to the substance of the Voting Agreement. A copy of this Participation Agreement is included as
Exhibit 99.2 and is incorporated herein in its entirety by reference.
- - ------------

   As a result of the Voting Agreement, Atria has shared power to vote an aggregate of 4,368,326 shares of Pure Common Stock for the limited purposes described above, and such shares constitute approximately 24.8% of the issued and outstanding shares of Pure Common Stock as of June 1, 1996. To the extent that Atria, as permitted by the Voting Agreement, requests proxies to vote all of the shares of Pure Common Stock subject to the Voting Agreement and such proxies are so granted, Atria will have the sole voting power with respect to such shares.

   Also in connection with the Merger Agreement, the Voting Agreement Stockholders and the stockholders of Atria who have executed a Voting
Agreement in favor of Pure (each an "Affiliate") have each entered into an Affiliate Agreement with Pure (collectively, the "Affiliate Agreements") pursuant to which each Affiliate has agreed not to sell, exchange, transfer, pledge, dispose or otherwise reduce its risk relative to any shares of Pure Common Stock or other equity securities of Pure (and Atria Common Stock with respect to its Affiliates) owned by it during the period commencing on June 6, 1996 and ending at such time as financial results covering at least 30 days of combined operations of Pure and Atria have been published by Pure, in the form of a quarterly earnings report, an effective registration statement filed with the Securities and Exchange Commission ("Commission"), a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, so as to interfere with Pure accounting for the Merger as a pooling of interests.
The foregoing summary of the Affiliate Agreements is qualified in its entirety by reference to the forms of the Affiliate Agreements included as Exhibits 99.6
                                                                   -------------
and 99.7 and are incorporated herein in their entirety by reference.
- - --------

   Atria and Pure have also entered into a License and Marketing Agreement
(the "License and Marketing Agreement") in connection with the proposed merger between the two companies. The agreement would become effective only in the event that the Merger Agreement is terminated under certain circumstances, including in the event of a regulatory prohibition, the failure of Pure's shareholders to approve the merger, a breach of the merger agreement by
Pure, or the acceptance by Pure of an alternative transaction.  The agreement would, if effective, permit Atria to market, distribute, support and maintain Pure's DDTS defect tracking system product, and modify and create derivative works of the product. Atria would pay Pure a royalty of 30% of the net revenue Atria recognizes from the licensing of the product, or from support services provided by Atria for the product, and a royalty of 50% of the net revenue Atria recognizes from support services sold by Atria but provided by Pure. The initial term of the agreement is five years, with an automatic right to renew that Atria may exercise for an additional two year period unless sooner terminated by either party in accordance with the agreement. The agreement contains customary warranty, indemnity and confidentiality provisions. The foregoing summary of the License and Marketing Agreement is qualified in its entirety by reference to the copy of the License and Marketing Agreement included as Exhibit 99.8 and is incorporated herein in its entirety by
            ------------
reference.

   Upon consummation of the Merger, Pure will initially have a mutually agreed upon board of directors consisting of six directors, with three directors designated by Pure and three directors designated by Atria. At the Effective Time, Reed Hastings will become the Chief Executive Officer and President of Pure, Chuck Bay will become the Chief Financial Officer of
Pure and Paul H. Levine will become the Chairman of the Board of Pure.

   Upon consummation of the Merger, the Certificate of Incorporation of Pure, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of Pure until thereafter amended; provided, however,
                                                --------  -------
that, if approved as a separate proposal by stockholders of Pure, Article 1 of the Certificate of Incorporation of Pure shall be amended to read as follows: "The name of the corporation is Pure Atria Corporation".

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)          Exhibits.
             ----------------------------------------

Exhibit No.  Description
- - -----------  ----------------------------------------
        2.1  Agreement and Plan of Reorganization
             dated June 6, 1996, by and among Pure
             Software Inc. a Delaware corporation,
             CST Acquisition Corporation, a
             Massachusetts corporation and
             wholly-owned subsidiary of Pure
             Software Inc. and Atria Software
       99.1  Joint Press Release of Atria Software
             and Pure Software, dated June 6, 1996
       99.2  Participation Agreement dated June 6,
             1996, by and among Pure Software Inc.,
             a Delaware corporation, CST Acquisition
             Corporation, a Massachusetts
             corporation,  and certain stockholders
             of Atria Software, Inc., a
             Massachusetts corporation
       99.3  Participation Agreement dated June 6,
             1996, by and among Atria Software Inc.,
             a Massachusetts corporation and certain
             stockholders of Pure Software Inc., a
             Delaware corporation
       99.4  Stock Option Agreement dated June 6,
             1996, by and between Atria Software,
             Inc., a Massachusetts corporation, and
             Pure Software Inc., a Delaware
             corporation
       99.5  Stock Option Agreement dated June 6,
             1996, by and between Pure Software
             Inc., a Delaware corporation, and Atria
             Software, Inc., a Massachusetts
             corporation
       99.6  Form of Affiliate Agreement dated June
             6, 1996, by and between Pure Software
             Inc., a Delaware corporation and
             certain stockholders of Pure
       99.7  Form of Affiliate Agreement dated June
             6, 1996, by and between Atria

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                                       6


             Software, Inc., a Massachusetts corporation and certain stockholders of Atria
       99.8  License and Marketing Agreement dated
             June 6, 1996 between Pure Software
             Inc., a Delaware corporation, and Atria
             Software, Inc., a Massachusetts
             corporation

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Atria Software, Inc.
                                                --------------------
                                                (Registrant)


Date: June 17, 1996                              By: /s/ Paul H. Levine
                                                     ------------------
                                                     Paul H. Levine,
                                                     President, Chief Executive
                                                     Officer and Director

                                 EXHIBIT INDEX
                                 -------------
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



                                              Page Number in
                                               Sequentially
Exhibit No.          Description               Numbered Copy
- - -----------  ---------------------------       --------------
        2.1  Agreement and Plan of
             Reorganization dated June
             6, 1996, by and among Pure
             Software Inc., a Delaware
             corporation, CST
             Acquisition Corporation, a
             Massachusetts corporation
             and wholly-owned
             subsidiary of Pure
             Software Inc. and Atria
             Software
       99.1  Joint Press Release of
             Atria Software and Pure
             Software, dated June 6,
             1996.
       99.2  Participation Agreement
             dated June 6, 1996, by and
             among Pure Software Inc.,
             a Delaware corporation,
             CST Acquisition
             Corporation, a
             Massachusetts corporation,
             and certain stockholders
             of Atria Software, Inc., a
             Massachusetts corporation
       99.3  Participation Agreement
             dated June 6, 1996, by and
             among Atria Software, Inc.,
             a Massachusetts
             corporation and certain
             stockholders of Pure
             Software Inc., a Delaware
             corporation
       99.4  Stock Option Agreement
             dated June 6, 1996, by and
             between Atria Software,
             Inc., a Massachusetts
             corporation, and Pure
             Software Inc., a Delaware
             corporation
       99.5  Stock Option Agreement
             dated June 6, 1996, by and
             between Pure Software
             Inc., a Delaware
             corporation, and Atria
             Software, Inc., a
             Massachusetts corporation
       99.6  Form of Affiliate
             Agreement dated June 6,
             1996, by and between Pure
             Software Inc., a Delaware
             corporation and certain
             stockholders of Pure
       99.7  Form of Affiliate
             Agreement dated June 6,
             1996, by and between Atria
             Software, Inc., a
             Massachusetts corporation
             and certain stockholders
             of Atria
       99.8  License and Marketing
             Agreement dated June 6,
             1996, between Pure Software
             Inc., a Delaware
             corporation, and Atria
             Software, Inc., a
             Massachusetts corporation

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